CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sonos, Inc. of our report dated November 28, 2018 relating to the financial statements, which appears in Sonos, Inc.'s Annual Report on Form 10-K for the year ended September 29, 2018.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
February 7, 2019